EXHIBIT 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER
     This FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER dated as of August 1, 2008 (this “Amendment”), is by and among PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. as administrative agent for the Lenders under the Credit Agreement described below (in such capacity, the “Administrative Agent”) and the Lenders party hereto.
     WHEREAS the Borrower is party to a Credit Agreement dated as of April 29, 2008, with the Lenders and the Administrative Agent (as amended and as the same shall be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions set forth therein, to make certain Loans to the Borrower;
     WHEREAS, the Borrower has informed the Administrative Agent that in the course of reviewing several of the Loan Parties’ retail store leases, the Borrower has discovered that certain leases include provisions which grant Liens (collectively, “Landlord Lease Liens”) in favor of the applicable landlords on assets of the Loan Parties to secure the Loan Parties’ obligations under the leases;
     WHEREAS, the existence of the Landlord Lease Liens constitutes an Event of Default under subsections (c) and (d) of Article VII of the Credit Agreement (such Event of Default, the “Specified Event of Default”); and
     WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders have agreed, on the terms set forth herein, to waive the Specified Event of Default and to amend the Credit Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:
1. Capitalized Terms. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.
2. Waiver of Specified Event of Default. Subject to the satisfaction of the terms and conditions set forth in Section 5 hereof, the Administrative Agent and the Lenders hereby waive the Specified Event of Default. The parties hereby acknowledge and agree that the waiver set forth in this Section 2 is limited solely to the Specified Event of Default, solely for the periods through and ending on the effective date of this Amendment, and that such waiver does not constitute a waiver of any other presently existing or future Event of Default or a modification or waiver of any provision of the Credit Agreement.
3. Amendments to Credit Agreement. Subject to the satisfaction of the terms and conditions set forth in Section 5 hereof, the Borrower, the Lenders and the Administrative Agent agree that the Credit Agreement shall be amended as follows:
(a) Amendment to Definition of “Permitted Encumbrances”. The definition of “Permitted Encumbrances” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b) of such definition in its entirety and replacing such clause with the following:
“(b) (i) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, Liens of collecting banks under the Uniform Commercial Code on items in the course of collection, Liens and rights of set-off of banks, in each case arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04, (ii) landlord’s Liens arising by operation of law which are subordinated to the Liens in favor of the Administrative Agent, (iii) landlord’s Liens in Landlord Lien States arising by operation of law and (iv) any Lien in favor of a landlord on the assets of any Loan Party arising under the terms of the lease relating to any retail store to secure such Loan Party’s obligations under such lease (provided that the Administrative Agent’s Liens are senior in priority to such landlord’s Lien);”
(b) Amendment to definition of “Reserves”. The definition of “Reserves” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:
“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, Banking Services Reserves, reserves for rent at any retail store location leased by any Loan Party in any Landlord Lien State for which the applicable landlord has not executed and delivered a Collateral Access Agreement (it being agreed that the maximum amount of any Reserve for any retail store in any Landlord Lien State shall not exceed two month’s rent for such location), reserves for rent with respect to any Leased Distribution Center (other than the Kansas Distribution Facility) for which the applicable landlord has not executed and delivered a Collateral Access Agreement (it being agreed that the maximum amount of any Reserve for any Leased Distribution Center shall not exceed two month’s rent for such location) and for consignee’s, warehousemen’s and bailee’s charges, reserves for rent at any retail store leased by any Loan Party pursuant to a lease which contains provisions granting in favor of the applicable landlord a Lien on certain assets of such Loan Party and with respect to which the applicable landlord has not executed and delivered a Collateral Access Agreement reasonably satisfactory to the Administrative Agent acknowledging that the Liens granted by the applicable Loan Party to the Administrative Agent under the Loan Documents are senior in priority to the Liens granted by such Loan Party to such landlord under such lease (it being understood that (i) the amount of such rent reserve shall be determined from time to time by the Administrative Agent in its Permitted Discretion, (ii) the amount of such reserve shall be $5,000,000 as of the effective date of the First Amendment to this Credit Agreement, which amount may be increased or decreased in the Administrative Agent’s Permitted Discretion (including decreases in the event the Borrower delivers any Collateral Access Agreements or amendments to leases eliminating the Liens granted to landlords), and (iii) the maximum amount of such reserves for rent for all such leases shall not exceed the greater of (x) $5,000,000 or (y) two months’ rent under all such leases), reserves for gift cards, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. The Administrative Agent may, in its Permitted Discretion, implement additional reserves or adjust existing reserves from time to time upon two (2) Business Days’ prior notice to the Borrower.
4. No Default; Representations and Warranties, etc. The Borrower represents and warrants to the Lenders and the Administrative Agent that as of the date hereof, after giving effect to the amendments set forth herein (a) the representations of the Borrower contained in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date); (b) no Default or Event of Default is continuing; and (c) the execution, delivery and performance by the Borrower of this Amendment (i) have been duly authorized by all necessary corporate and, if required, shareholder action on the part of the Borrower, (ii) will not violate any applicable material law or regulation or the organizational documents of the Borrower, and (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding on the Borrower or any of its assets.
5. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the Administrative Agent’s receipt from the Borrower and the Required Lenders of either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.
6. Miscellaneous.
(a) The Borrower, the Lenders and the Administrative Agent hereby ratify and confirm the terms and provisions of the Credit Agreement and the other Loan Documents and agree that, except to the extent specifically amended hereby, the Credit Agreement, the other Loan Documents and all related documents shall remain in full force and effect. Nothing contained herein shall constitute a waiver of any provision of the Loan Documents, except such waivers or consents as are expressly set forth herein.
(b) The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by JPMorgan Chase Bank, N.A. and its respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation and administration of this Amendment or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).
(c) This Amendment may be executed in any number of counterparts (including by way of facsimile transmission), each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.
(d) This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER: PACIFIC SUNWEAR OF CALIFORNIA, INC.
By:	/s/ Michael Henry
	Name:	Michael Henry
	Title:	Sr. Vice President and Chief Financial Officer

By:	/s/ Sally Frame Kasaks
	Name:	Sally Frame Kasaks
	Title:	Chief Executive Officer and Chairman of the Board
Signature Page to First Amendment to Credit Agreement and Waiver

ADMINISTRATIVE AGENT AND LENDER: JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank, Swingline Lender and a Lender
By:	/s/ Mark Cuccinello
	Name:	Mark Cuccinello
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement and Waiver

LENDER BANK OF AMERICA, N.A.
By:	/s/ Stephen J. Garvin
	Name:	Stephen J. Garvin
	Title:	Managing Director

Signature Page to First Amendment to Credit Agreement and Waiver

LENDER BRANCH BANKING AND TRUST COMPANY
By:	/s/ Roberts A. Bass
	Name:	Roberts A. Bass
	Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement and Waiver

LENDER U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Conan Schleicher
	Name:	Conan Schleicher
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement and Waiver

LENDER WELLS FARGO RETAIL FINANCE, LLC
By:	/s/ Adam B. Davis
	Name:	Adam B. Davis
	Title:	Assistant Vice President

Signature Page to First Amendment to Credit Agreement and Waiver

LENDER PNC BANK, N.A.
By:	/s/ Sandra Sha Kenyon
	Name:	Sandra Sha Kenyon
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement and Waiver

LENDER UPS CAPITAL CORPORATION
By:	/s/ John P. Holloway
	Name:	John P. Holloway
	Title:	Director, Portfolio Management

Signature Page to First Amendment to Credit Agreement and Waiver